UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 5, 2010

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 5, 2010, Blockbuster Inc. (“Company”) provided notice to Citigroup, Wachovia and JP Morgan Chase Bank N.A. (the “Banks”) to cancel certain Letters of Credit maintained by the Company with the Banks for the benefit of Viacom Inc. (“Viacom”), the Company’s former parent company, as required by the Amended and Restated Initial Public Offering and Split-Off Agreement dated as of June 18, 2004 (the “IPO and Split-Off Agreement”) (all capitalized terms used but not defined herein shall have the meanings given to them in the IPO and Split-Off Agreement). Pursuant to the cancellation notices, the face amounts of the Letters of Credit, which are collateralized at 105% of the face amounts, were reduced from approximately $24 million to $0, as a result of the Company’s having satisfied or eliminated all of the obligations and contingencies underlying the Letters of Credit. Viacom has provided the Company and the Banks with its consent to cancellation of the Letters of Credit. The Company had previously taken similar steps to reduce the face amount of the Letters of Credit from $75 million to approximately $24 million in August 2009.

The foregoing description of the cancellation notices does not purport to be complete and is qualified in its entirety by reference to the full text of the cancellation notices, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 14, 2010, the Company issued a press release announcing the Letter of Credit cancellation, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Notice to Citigroup of cancellation of Letter of Credit pursuant to the Amended and Restated Initial Public Offering and Split-Off Agreement between Blockbuster Inc. and Viacom Inc., dated as of January 5, 2010.

10.2	Notice to Wachovia of cancellation of Letter of Credit pursuant to the Amended and Restated Initial Public Offering and Split-Off Agreement between Blockbuster Inc. and Viacom Inc., dated as of January 5, 2010

10.3	Notice to JP Morgan Chase Bank, N.A. of cancellation of Letter of Credit pursuant to the Amended and Restated Initial Public Offering and Split-Off Agreement between Blockbuster Inc. and Viacom Inc., dated as of January 5, 2010

99.1	Press release dated January 14, 2010.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure), including the press release furnished as an exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: January 14, 2010	By:	/S/ THOMAS M. CASEY
Thomas M. Casey Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Notice to Citigroup of cancellation of Letter of Credit pursuant to the Amended and Restated Initial Public Offering and Split-Off Agreement between Blockbuster Inc. and Viacom Inc., dated as of January 5, 2010.

10.2	Notice to Wachovia of cancellation of Letter of Credit pursuant to the Amended and Restated Initial Public Offering and Split-Off Agreement between Blockbuster Inc. and Viacom Inc., dated as of January 5, 2010.

10.3	Notice to JP Morgan Chase Bank, N.A. of cancellation of Letter of Credit pursuant to the Amended and Restated Initial Public Offering and Split-Off Agreement between Blockbuster Inc. and Viacom Inc., dated as of January 5, 2010.

99.1	Press release dated January 14, 2010.